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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            Form 8-K
                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 1998


                   SOUTHWEST GAS CORPORATION
     (Exact name of registrant as specified in its charter)


          California                        1-7850              88-0085720
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)      Identification No.)

  5241 Spring Mountain Road
    Post Office Box 98510
      Las Vegas, Nevada                                         89193-8510
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (702) 876-7237

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ITEM 5.    OTHER EVENTS

On September 14, 1998 the Bylaws of Southwest Gas Corporation (the Company) were amended primarily to adopt notice procedures for any shareholder proposal intended for consideration at an annual meeting of shareholders. To comply with the notice procedures, shareholders must submit their proposal in writing at least 120 calendar days before the release date of the Company proxy statement in connection with the annual meeting. For example, any shareholder proposal intended for consideration at the 1999 Annual Meeting must be received in writing by the Company on or before December 1, 1998. In addition all proposals must comply with applicable Securities and Exchange Commission rules.


ITEM 7.    EXHIBITS

3 (ii)     Amended Bylaws of Southwest Gas Corporation.




                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           SOUTHWEST GAS CORPORATION



Date:  September 25, 1998        /s/ EDWARD A. JANOV
                            -----------------------------
                                   Edward A. Janov
                            Vice President/Controller and
                               Chief Accounting Officer